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EXHIBIT 1                                                    10 Page of 11 Pages

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respects to the ownership by each of the undersigned of shares of ON Technology Corporation.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 12th day of February, 1998

Dated:                  February 12, 1998
        Charles River Partnership VI
        By:  Charles River VI GP Limited Partnership



                By:     signed____________________
                        Richard M. Burnes, Jr.
                        Authorized General Partner

        Charles River VI GP Limited Partnership



                By:     signed____________________
                        Richard M. Burnes, Jr.
                        Authorized General Partner


                signed__________________________
                Richard M. Burnes, Jr.



                signed__________________________
                Donald W. Feddersen



                signed__________________________
                John T. Neises



                signed__________________________
                Michael J. Zak